Exhibit 99.1

news release

QLT ANNOUNCES SHARE REPURCHASE PROGRAM

For Immediate Release	September 27, 2012

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) announced today that its board of directors has approved a share repurchase program (the “Share Repurchase”) in the open market through the facilities of the NASDAQ Stock Market (“NASDAQ”), the Toronto Stock Exchange (“TSX”) and other Canadian marketplaces over the next 12 months. Pursuant to the Share Repurchase, the Company proposes to repurchase up to 3,438,683 common shares of QLT, which is the maximum number of shares permitted to be purchased under the TSX rules and represents 10% of the public float.

In accordance with TSX rules, “public float” is the Company’s outstanding common shares as at the date of the TSX approval of the Share Repurchase, less any shares held by the Company’s senior officers and directors and by shareholders that own 10% or more of the common shares as at that date. As of September 26, 2012 there were 50,918,927 common shares of QLT outstanding, of which 34,386,837 common shares were in the public float.

Jason M. Aryeh, Chairman of QLT’s Board of Directors stated, “This Share Repurchase is just the initial step in the Board’s previously announced commitment to return $100 million of capital to our shareholders. The Board is continuing to diligently explore and evaluate all possible options to most efficiently and effectively achieve at least our initial capital return commitment, with consideration for expediency, the limitations of governing regulations and tax-efficiency. This is yet another milestone in the Board’s effort to enhance shareholder value and to pursue strategic objectives in the best interests of the Company and its fiduciaries.”

In order to implement the Share Repurchase, QLT has received TSX approval of its notice of intention to make a normal course issuer bid. The notice provides that QLT may, during the 12 month period commencing on October 2, 2012 and ending on or before October 1, 2013, purchase up to 3,438,683 common shares through the facilities of the NASDAQ, TSX and other Canadian marketplaces. The purchases will be made by QLT in accordance with TSX rules and Policies and Rule 10b-18 of the U.S. Securities Exchange Act of 1934, as amended.

In accordance with TSX rules, daily purchases made by QLT on the TSX will not exceed 2,057 common shares, or 25% of QLT’s average daily trading volume of 8,229 common shares on the TSX for the six calendar months preceding the date of the acceptance of the original notice, subject to certain prescribed exemptions. Rule 10b-18 contains similar restrictions on daily purchases that may be made by QLT on NASDAQ based on the average daily trading volume of QLT’s common shares on NASDAQ, subject to certain exemptions for block purchases.

QLT will make no purchases of common shares other than open-market purchases. The price that the Company will pay for any common shares will be the prevailing market price of such shares at the time of acquisition. All common shares purchased pursuant to the Share Repurchase will be cancelled.

In addition, the Company’s intention is to implement the Share Repurchase pursuant to an automatic share purchase plan (the “Plan”), in accordance with applicable Canadian and US securities legislation. If the Plan is implemented, QLT will be able to repurchase its shares on any trading day during the Share

Repurchase including during self-imposed trading blackout periods. The Plan would commence on October 2, 2012 and terminate together with the Share Repurchase on or before October 1, 2013. QLT will be able to vary, suspend or terminate the Plan only if (i) it does not have material non-public information, (ii) the decision to vary, suspend or terminate the Plan is not taken during a self-imposed trading blackout period, and (iii) any variation, suspension or termination is made in accordance with the terms of the Plan and announced by way of a press release.

Under QLT’s previously approved normal course issuer bid, during the 12 month period commencing on October 2, 2011, QLT purchased an aggregate 509,000 common shares at an average price of US$6.85, for a total cost of $3,486,650.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Eligard® is a registered trademark of Sanofi S.A.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements and information with respect to QLT’s intention to purchase its common shares and statements with respect to return of capital to shareholders; and statements which contain language such as: “assuming”, “prospects”, “goal”, “future”, “projects”, “believes”, “expects”, and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the extent to which QLT repurchases its shares under the normal course issuer bid may be impacted by market factors and the terms of the automatic share repurchase plan; risks and uncertainties related to the timing and method to return capital through additional potential alternatives, and the potential tax consequences for shareholders in connection with these; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including, but not limited to, our punctal plug technology and synthetic retinoid program); assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials (including our punctal plug technology and our synthetic retinoid program) may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that sales of Eligard® may be less than expected (including due to competitive products and pricing); and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.